EXHIBIT 99.3

                            EMCLAIRE FINANCIAL CORP.
                                 612 MAIN STREET
                             EMLENTON, PENNSYLVANIA
                         SPECIAL MEETING OF STOCKHOLDERS

                              ____________ __, 1998

         The undersigned hereby appoints the Board of Directors of Emclaire Financial Corp. ("Emclaire"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of capital stock of PSFC which the undersigned is entitled to vote at the Special Meeting of Stockholders ("Meeting"), to be held at the __________________________________________________________, Pennsylvania _____,
on ___________, 1998 at _:__ _.m. local time, and at any and all adjournments thereof, as follows:

                                                                                 FOR            AGAINST            ABSTAIN
                                                                                 ---            -------            -------
1.       To consider and vote upon a proposal to approve an
         Agreement and Plan of Reorganization, dated April 7,
         1998 (the "Reorganization Agreement") by and
         between Emclaire and The Farmers National Bank of
         Emlenton ("Farmers National"), and Peoples Savings
         Financial Corporation ("PSFC"), a Pennsylvania
         corporation and the holding company for Peoples
         Savings Bank, a Pennsylvania chartered savings bank
         ("Peoples Bank") and Peoples.  Pursuant to the
         Reorganization Agreement, PSFC will be merged with
         and into Emclaire, and as soon as practicable
         thereafter, Peoples Bank will be merged with and into
         Farmers National (together, the "Merger").  According
         to the terms of the Reorganization Agreement,
         shareholders of PSFC may elect, subject to certain
         election and allocation procedures, to exchange their
         shares of PSFC common stock for $26.00, payable in                      |_|             |_|                 |_|
         the aggregate form of 45% cash and 55% Emclaire
         common stock.




         The Board of Directors recommends a vote "FOR" the above listed proposition.


--------------------------------------------------------------------------------
THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of PSFC at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of PSFC of his or her decision to terminate this proxy.

         The undersigned acknowledges receipt from PSFC prior to the execution of this proxy of Notice of the Meeting, a Proxy Statement/Prospectus dated __________, 1998, and an Election Form/Letter of Transmittal.


                                            Please check here if you
Dated:                       , 1998         plan to attend the Meeting       |_|
       ----------------------



------------------------------------        ------------------------------------
PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER


------------------------------------        ------------------------------------
SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this Proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------